SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2020

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of in corporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 31, 2020, USA Technologies, Inc. (the “Company”) and Antara Capital Master Fund LP (“Antara”) entered into an amendment (the “Amendment”) to the Registration Rights Agreement dated October 9, 2019  by and between the Company and Antara (the “Registration Rights Agreement”).

As previously reported, pursuant to the Registration Rights Agreement, the Company agreed, at its expense, to file with the Securities and Exchange Commission (“SEC”) a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), covering the resale by Antara of 3,800,000 shares of the Company’s common stock (the “Shares”). The Shares were sold to Antara by the Company pursuant to a Stock Purchase Agreement dated October 9, 2019 between the Company and Antara. The Registration Rights Agreement provided that the Company would be required to pay liquidated damages to Antara in the event the Registration Statement was not filed by November 8, 2019, and on each monthly anniversary thereafter until the Registration Statement was filed. On November 11, 2019, the Company received an extension of time to file the Registration Statement from Antara until November 26, 2019. The Registration Rights Agreement also  provided that the obligation of the Company to pay liquidated damages would cease at such time as the Shares became eligible for resale under Rule 144 promulgated under the Act without regard to any volume or manner of sale restrictions.

In preparing the Registration Statement the Company concluded that it would be required under applicable SEC rules to include in the Registration Statement certain financial statements of Cantaloupe Systems, Inc. (“Cantaloupe”) for periods prior to the November 9, 2017 acquisition of Cantaloupe by the Company, and which were filed as Exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on January 25, 2018. Based on the analysis performed by the Company in connection with the preparation and audit of the post-acquisition financial statements of the Company included in the Company’s Form 10-K for the fiscal year ended June 30, 2019, and the time that has elapsed since the fiscal periods of Cantaloupe in question, the Company believes that it would be unreasonably time consuming and expensive to, among other things, determine whether these financial statements would need to be restated.

As a result, the Company opted instead to enter into the Amendment, and pursuant thereto, on January 31, 2020, the Company paid to Antara the amount of $1,223,410, in consideration for, among other things, the cancellation of the Company’s obligation under the Registration Rights Agreement to file the Registration Statement with the SEC. The payment to Antara represented the agreed upon amount of liquidated damages due by the Company to Antara under the Registration Rights Agreement and was in full satisfaction of any and all liquidated damages due to Antara thereunder.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Amendment to Registration Rights Agreement by and between the Company and Antara Capital Master Fund LP dated January 31, 2020

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: February 6, 2020	By:	/s/ Donald W. Layden, Jr.
Donald W. Layden, Jr.,
Interim Chief Executive Officer and
Executive Chairman